BYLAWS

OF

TENSLEEP FINANCIAL CORPORATION

ARTICLE ONE

SHAREHOLDERS

Place of Meetings

1.01. All  meetings of the  shareholders shall be  held at the office of the Corporation, or any other place within or without the State, as may be designated for that purpose from time to time by the Board of Directors.

Time of Annual Meeting

1.02. The annual  meetings of the  shareholders shall be  held each year at 4:00 P.M. on  the first Tuesday of May.  If  this day falls  on a legal holiday, the annual meeting shall be held at the same time on the next following business day thereafter.

Call For Annual Meeting

1.03. If in any year, the election of directors is not held at the  annual meeting of  the shareholders or  an adjournment of the meeting, the  board of directors  shall call a  special meeting of the shareholders as soon thereafter as is reasonably possible  for the purpose  of holding  the election  and transacting  such other business as may properly be brought before the meeting.

Failure To Call Meeting

1.04.  In the  event the  board of  directors fails  to call a special meeting within 2 months after the date  set for the annual meeting,  any  shareholder  may  call  such  a  meeting; at such a meeting, the  shareholders may  elect directors  and transact  all other business properly brought before the meeting.

Notice of Meeting

1.05.  Notice of the meeting, stating the place, day, and hour of the  meeting, and in case of a  special meeting, the purpose or purposes  for  which  the  meeting  is  called,  shall be given in writing to  each shareholder  entitled to  vote at  the meeting at least ten (10) but not  more than fifty (50) days before  the date of the  meeting either  personally or  by mail  or other  means of written communication, addressed to the shareholder at his address appearing on  the books of the  Corporation or given by  him to the Corporation   for  the  purpose   of  notice.  If  no such address appears or is given by a shareholder of record entitled to vote at the  meeting, notice  is given  at the  place where  the principal office of the corporation is  located, or by publication at  least once in a newspaper of general circulation in the county where the principal office is locate.   Notice of adjourned meetings  is not necessary unless the  meeting is adjourned for thirty (30) days or more, in which case notice of the adjourned meeting shall be given as in the case of any special meeting.

Date of Notice

1.06.  The notice  shall be  deemed to  have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.  An affidavit of mailing  of any  notice  in  accordance  with  the  provisions of this section executed by  the secretary or  assistant secretary shall  be prima facie evidence of the giving of notice.

Adjourned Meeting

1.07.    Any annual  or special  shareholders' meeting  may be adjourned by  the affirmative  vote of  a majority  of the  shares represented  at such  meeting either  in person  or by  proxy.  An adjournment  may  be  voted  regardless  of  whether  a  quorum is present.  When a shareholders' meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of an original meeting.

Special Meetings

1.08.  Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President, or by the Board of Directors, or by any two (2) or more Directors, or by  one  or  more  shareholders,  holding  not less than one-tenth (1/10) of  all other shares  entitled to vote  at the meeting.  On the written request  of any person  or persons entitled  to call a special meeting, the secretary shall inform the board of directors as to such call, and the board shall fix a time  and place for the meeting.  If the board fails to fix a time and place, the  meeting shall be held at the principal office of the corporation at a time fixed by the secretary.

Quorum

1.09.  The  presence, at the shareholders'  meeting, in person or by proxy, of persons entitled to  vote a majority of the shares of the  corporation then outstanding shall constitute a quorum for the  transaction  of  business.   In  determining  whether  quorum requirements for a meeting have been met, any share that has  been enjoined  from voting  or that  cannot be  lawfully voted  for any reason shall not be counted.

Voting

1.10.   Except  in  elections  for  directors,  in  which each shareholder  shall  have  the  right  to  cumulate  his vote, each outstanding share,  regardless of class, shall  be entitled to one
vote  on  each  matter  submitted  to  a  vote  at  a  meeting  of shareholders.   The  affirmative  vote  of  the majority of shares represented at a meeting at which a quorum is present shall be the act of the shareholders  unless the vote of a greater  number or a vote  by  classes  is  required  by the articles of incorporation, these  bylaws,  or  the  laws  of  the  State  of California.  For directors, each shareholder is entitled to a number of votes equal to the number of Directors to be elected, multiplied by the number of shares which is  entitled to vote.  Voting for  the election of
Directors shall be by voice unless any shareholder demands a ballot vote before voting begins.

Proxies

1.11.   Every  person  entitled  to  vote  at  a shareholders' meeting of the corporation, or entitled to execute written consent authorizing  action  in  lieu  of  a  meeting, may do so either in person or by  proxy executed in  writing by the  shareholder or by his  duly authorized  attorney in  fact.  No  proxy shall be valid after 11  months from the  date of its  execution unless otherwise provided in the proxy.

Consent of Absentees

1.12.  No defect in the calling or noticing of a shareholders' meeting will affect the validity of any action at the meeting if a quorum was present, and if each shareholder not  present in person or  by  proxy  signs  a  written  waiver of notice, consent to the holding of the meeting, or approval of the minutes, either  before or after the meeting, and such waivers, consents, or approvals are filed with the corporate records or  made a part of the minutes of the meeting.

Action Without Meeting

1.13.  Any action required by law to be taken  at a meeting of the  shareholders, except for  the election of  directors, and any other action that may be taken at a meeting of shareholders may be taken  without  a  meeting  if  written consent, setting forth the action  so taken, is  signed by the  holders of outstanding shares having not  less than  the minimum  number of  votes that would be necessary to authorize or take  such action at a meeting  at which all shares entitled to vote thereon were present and voted, if the consents of  all shareholders entitled  to vote were  solicited in writing.  Directors  may not be elected  by written consent except by  unanimous written consent  of all shares  entitled to vote for the election of directors.

Record Date

1.14.   For  the  purpose  of  determining  those shareholders entitled to  notice of or to vote  at any meeting of shareholders, or  to receive  payment of  any dividend,  or in  order to  make a determination of  shareholders of  any other  proper purpose,  the board  of directors may fix, in advance, a date as the record date for the determination of shareholders for  any of the purposes set forth  in this  paragraph.  Such  date shall  be not  more than 50 days, and for a meeting of shareholders, not less than 10 days, or in the case of a  meeting where a merger or consolidation  will be considered,  not  less  than  20  days, immediately preceding such meeting.

1.15.  If a record date  is not fixed for the determination of shareholders  entitled  to  notice  of  or  vote  at  a meeting of shareholders, the record date shall be at the close of business on the business day next preceding the day on  which notice is given, or  if notice is waived, at the  close of business on the business day next preceding the day on which the meeting is held.

1.16.   If  no  record  date  is  fixed,  the  record date for determining  shareholders  entitled  to  give consent to corporate action in writing without a meeting  shall be the day on which the first written consent is  given, when no prior action by the board of directors is necessary.

1.17.   If  no  record   date  is  fixed,  the record date for determining shareholders  for any  other purpose  shall be  at the close  of  business  on  the  day  on which the board of directors adopts the resolution relating thereto, or the 60 day prior to the date of such other action, whichever is later.

1.18.  When a determination  of shareholders entitled to  vote at any meeting of  shareholders has been made as  provided in this section, such determination shall apply to any adjournment of such meeting, unless the board of directors fixes a new record date for the adjourned meeting.

Order of Business

1.19.   The  order  of  business at  the annual meeting of the shareholders and,  insofar as possible,  at all other  meetings of shareholders, shall be as follows:

1.  Call to order.
2.  Proof of notice of meeting.
3.  Reading and disposing of any unapproved minutes.
4.  Reports of officers.
5.  Reports of committees.
6.  Election of directors.
7.  Disposition of unfinished business.
8.  Disposition of new business.
9.  Adjournment.

ARTICLE TWO

BOARD OF DIRECTORS

General Powers

2.01.   The  Directors shall  act  only  as  a  board  and  an individual Director shall  have no power  as such.  All  corporate powers of  the Corporation  shall be  exercised by,  or under  the authority  of,  and  the  business  and affairs of the Corporation shall be controlled by  the Board of Directors,  subject, however, to  such  limitations  as  are  imposed  by  law,  the Articles of Incorporation, or these Bylaws,  as to actions to be authorized or approved  by  the  shareholders.   The  Board of Directors may, by contract  or otherwise, give  general or limited  or special power and authority to the officers and employees  of the Corporation to transact the  general business,  or any  special business,  of the Corporation,  and may  give powers  of attorney  to agents  of the Corporation  to  transact  any  special  business  requiring  such authorization.

Number and Qualification of Directors

2.02.   The number of Directors of this Corporation shall be not less than three and not more than seven, as set by a majority of the then Board of Directors, except that with two or less shareholders, the number of directors may be no less than the number of shareholders.  The  Directors need  not be  shareholders of this Corporation.  The number of Directors, as provided herein, may be  increased or decreased  from time to time by amendment to these Bylaws.  No decrease shall have  the effect of shortening the term of any incumbent Director.

Election and Term of Office

2.03.  The  Directors  shall  be  elected  annually  by  the shareholders entitled  to vote, and shall  hold office until their respective successors are   elected and qualified, or  until their
deaths, resignation, or removal.

Vacancies

2.04.  Vacancies in the Board of Directors may be filled by  a majority of the remaining Directors, though less than a quorum, or by  a  sole  remaining  Director.   The  shareholders may  elect a Director  at  any  time  to  fill  any  vacancy  not filled by the Directors.

Removal of Directors

2.05.   The  entire  Board  of  Directors  or  any  individual Director may be removed from office with or without  cause by vote of the  holders of a majority  of the shares entitled  to vote for Directors, at any regular or special meeting of such shareholders, except that if less than all the directors are to be removed  from office,  no individual  director may  be removed  if the number of votes  cast  against  this  removal  would be sufficient, if voted cumulatively  at an  election of  the whole  board, to  elect such director.

2.06.  New directors  may be elected  by the shareholders  for the  unexpired terms of directors removed  from office at the same meetings at  which such removals  are voted.  If  the shareholders fail  to  elect  persons  to  fill  the unexpired terms of removed directors, such  terms shall be considered  vacancies to be filled by the remaining directors as provided above in 2.04.

Place of Meetings

2.07.  All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place within or without  the  State  as  may  be  designated  from time to time by resolution  of  the  Board  or  by  written  consent of all of the members of the Board.

Regular Meetings

2.08.  Regular  meetings of  the Board  of Directors  shall be held,  without call  or notice,  immediately following each annual meeting of the shareholders of this Corporation, and at such other times as the Directors may determine.

Special Meetings-Call and Notice

2.09.   Special  meetings  of  the  Board of Directors for any purpose shall be called at any time  by the President or, if he is absent or unable  or refuses to act, by any  Vice President or any
two  (2)  Directors.   Written  notices  of  the special meetings  shall  be  mailed  at  least  five  days  prior to the date of the meeting or 48 hours'  notice delivered personally or  by telephone or  telegraph.  Neither the  business to be  transacted at nor the purpose  of  any  such  meeting  need  be specified in the notice.  Attendance of a director at a meeting shall constitute a waiver of notice  of that meeting  except when the  director attends for the express purpose of objecting to the transaction of any business in that the meeting is not lawfully called or convened.

Quorum

2.10.  A majority  of the authorized number of Directors shall be  necessary  to  constitute  a  quorum  for  the  transaction of business, except to adjourn as hereinafter provided.  Every act or decision done or made by a majority of the Directors present  shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the articles of incorporation.  At any meeting of the  board of directors, if  less than a quorum  is present, a majority of those present may adjourn the meeting until a quorum is present.  If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the  adjourned meeting to the directors who were present at the time of adjournment.

Board Action Without Meeting

2.11.  Any action  required or  permitted to  be taken  by the Board of  Directors may  be taken  without a  meeting and with the same  force and  effect as  a unanimous  vote of Directors, if all members of the Board shall individually or collectively consent in writing to such action.

Adjournment-Notice

2.12.  A  quorum  of  the  Directors may adjourn any Directors' meeting to meet  again at a  stated day and  hour.  Notice of  the time and place of  holding an adjourned meeting need  not be given to absent Directors if the time and palace is fixed at the meeting adjourned.   In  the  absence  of  a  quorum,  a  majority  of the Directors present  at any  Directors' meeting,  either regular  or special, may  adjourn from time  to time until  the time fixed for the next regular meeting of the Board.

Conduct of Meetings

2.13. The President or,  in his absence, any Director selected by the Directors present, shall  preside at meetings of the  Board of  Directors.   The  Secretary  of  the  Corporation  or,  in his absence, any person appointed by the presiding  officer, shall act as Secretary of the Board of Directors.

Compensation

2.14. Directors  and members  of committees  may receive  such compensation,  if any, for their  services, and such reimbursement for expenses, as may  be fixed or determined by  resolution of the Board.

Indemnification of Directors and Officers

2.15.  The Corporation  shall indemnify  all persons  who have served or  may serve at any  time as officers or  directors of the corporation,   and   their   heirs,   executors,   administrators, successors, and  assigns, from  and against  any and  all loss and expense, including amounts paid in settlement before or after suit is  commenced,  and  reasonable  attorneys'   fees,  actually  and necessarily sustained as  a result of  any claim, demand,  action, proceeding,  or  judgment  that  may  be asserted against any such persons, or in which  any such persons are made  parties by reason of  their  being  or  having  been  officers  or  directors of the corporation.   However,  this  right  of indemnification shall not exist in  relation to matters where it  is adjudged in any action, suit,  or  proceeding  that  any  such   persons  are  liable  for negligence or  misconduct in  the performance  of duty  and in any case,  the  right  to  indemnification  shall  be  subject  to the approval of a majority of disinterested directors.

Committees

2.16.   The  board  of  directors  of  the corporation may, by resolution  adopted by a majority of the whole board, designate as the case  may be directors and officers to constitute an executive committee.  The executive committee, to the extent provided in the resolution, shall  have and may  exercise all of  the authority of the  board  of  directors  in  the  management of the corporation, except that the committee shall have  no authority in reference to amending the  articles of incorporation, adopting a plan of merger or  consolidation,  suggesting  to  shareholders  the sale, lease, exchange,  mortgage, or other disposition  of all or substantially all of  the property and  assets of the  corporation other than in the usual course  of business, recommending to  the shareholders a voluntary dissolution or a revocation thereof, amending, altering, or repealing  any provision of these  bylaws, electing or removing directors  or  officers  of  the  corporation,  or  members of the executive committee, fixing the  compensation of any member of the executive committee,  declaring dividends, or  amending, altering, or repealing any  resolution of the  board of directors  which, by its  terms, provides  that it  shall not  be amended,  altered, or repealed by the executive committee.

2.17.  The board of  directors shall have power at any time to fill vacancies  in, to  change the  size or  membership of, and to discharge any such committee.

2.18.   Any  such  executive  committee  shall  keep a written record of  its proceedings  and shall  submit such  record to  the whole board  at each regular  meeting, and at  such other times as may be requested  by the board.   However, failure to  submit such record,  or failure of  the board to  approve any action indicated therein shall not invalidate such action to the extent it has been carried  out  by  the  corporation  prior  to  the time the record thereof was or should have been submitted to the board as provided herein.

ARTICLE THREE

OFFICERS

Title and Appointment

3.01.  The officers of  the Corporation shall be  a President, one Vice President, a Secretary, a  Treasurer, and such assistants and  other officers as  the Board of  Directors shall from time to time determine.  Any  two offices, except President and Secretary, may be held by one person.   All officers shall be elected by  and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

Election and Term of Office

3.02.   The  principal  officers  of  the corporation shall be elected  by  the  board  of  directors  at it organization meeting immediately following  the annual  meeting of  shareholders or  as soon  thereafter as is  reasonable possible.  Subordinate officers may be elected as the board may see  fit.  Each officer shall hold office until his successor is  elected and qualified, or until his resignation, death, or removal.

Removal

3.03.  Any  officer may be  removed from  office  at any time, with or without  cause, on the  affirmative vote of  a majority of the board of directors.  Removal shall be without prejudice to any contract rights of the officer removed.

Vacancies

3.04.  Vacancies in offices, however caused, may be filled  by election by the board of  directors at any time for  the unexpired terms of such offices.

President - Powers and Duties

3.05.  Subject to any supervisory duties that may be given the board  of directors  to any  chairman of  the board, the president shall  be  the  principal  executive  office  of  the corporation.  Subject to the  control of the  board of directors,  the president shall  supervise and direct generally all the business and affairs of the corporation.

3.06.   The  president  shall  preside  at all meetings of the shareholders  at  which  he  is  present.   In  the absence of the chairman  of  the  board,  or  if  there  is no such chairman, the president shall  preside at all meetings of the board of directors at  which  he  is  present.   The  president  may  sign,  with the secretary or any other officer of the corporation so authorized by
the   board  of   directors,  certificates   for  shares   of  the corporation, and  any deeds, mortgages, bonds, contracts, or other instruments  that  the  board  of  directors  has  authorized  for execution,  except when the signing and execution thereof has been expressly delegated by the  board of directors of these  bylaws to some other officer or agent of the corporation  or its required by law to be otherwise signed or executed.

3.07.   The president shall also make  reports to the board of directors and  the shareholders  and generally  perform all duties incident to the  office of president and such  other duties as may be prescribed by the board of directors.

Vice-President - Powers and Duties

3.08.  In the  absence of the president of  the corporation or in  the event  of his  death or  inability or  refusal to act, the vice-president shall perform the duties of the president and, when so  acting, shall act with all of  the powers of and be subject to all the restrictions on the president.

3.09.   In  the event more than one vice-president is elected, the  vice-presidents shall serve in  the capacity of the president in the order designated at the  time of their election, or, in the absence  of any such designation, in  the order of their election.  Any vice-president may sign share certificates with the  secretary or  assistant  secretary.   The  vice-president or vice-presidents shall also  perform such  other duties  as may  be assigned by the president or the board of directors.

Treasurer - Powers and Duties

3.10.   The  treasurer  of  the  corporation  shall  have  the following powers and duties:

To be custodian and take charge of and  be responsible  for  all  funds  and securities of the corporation;

To receive and give receipts for money due and  paid to the corporation from any source whatsoever;

To  deposit all  such moneys  paid to  the corporation in the  name of the corporation in such banks, trust  companies, or  other depositories  as shall be selected in accordance with these bylaws;

To perform all of the duties incidental to the  office of  treasurer and  such other duties as may be assigned  by the president  or the board  of directors;

To  give a bond for  faithful discharge of his duties when  required to do so by  the board of directors.

Secretary - Powers and Duties

3.13.   The  secretary  of  the  corporation  shall  have  the following powers and duties:

To keep  the minutes  for the meetings of the shareholders and the board of directors, in one or more books provided for that purpose;

To see that all notices are duly given, in accordance with these bylaws or as required by law;

To be  custodian of the  corporate records and the seal of the corporation;

To see that the seal of the corporation is affixed  to  all   documents  duly authorized  for execution under seal on behalf of the corporation;

To  keep  a  register  of the post office address of each shareholder  whose address shall be furnished to the secretary by the shareholder;

To   sign  with   the  president,   or  a vice-president,  certificates for  corporate shares the  issuance  of  which  have  been  authorized by resolution of the board of directors;

To  have  general  charge  of  the  stock transfer books of the corporation; and

To  perform all  duties incidental  to the office of secretary and such other duties as may be assigned  by   the  president   or  the   board  of directors.

Subordinate Officers

3.14.    Other   subordinate   officers,   including   without limitation an  assistant treasurer  and an  assistant secretary or secretaries, may be appointed by the board of directors, and shall exercise  such powers and perform such  duties as may be delegated to  them  by  the  resolutions  appointing  them, or by subsequent resolutions adopted by the board of directors.

Absence or Disability of Officers

3.15.  In the case of the absence or disability of any officer of the corporation  and of any person hereby  authorized to act in his place during his absence or disability, the board of directors may by resolution delegate the  powers and duties of such officer, or to any director, or to any other person whom it may select.

Salaries

3.16.  The  salaries of all officers  of the corporation shall be fixed by the board of directors.   No officer shall be disqualified from  receiving a salary due to his being a director of the corporation and receiving compensation as a director.

ARTICLE FOUR

EXECUTION OF INSTRUMENTS

4.01.   The  Board  of   Directors  may,  in  its  discretion, determine  the  method  and  designate  the  signatory  officer or officers, or  other person  or persons,  to execute  any Corporate instrument  or  document,  or  to  sign the Corporate name without limitation,  except  where  otherwise  provided  by  law, and such execution or signature shall be binding upon the Corporation.

ARTICLE FIVE

ISSUANCE AND TRANSFER OF SHARES

Certificates for Paid Shares

5.01.   Certificates for  shares of  the Corporation  shall be issued only when fully paid.

Share Certificates

5.02.  The Corporation shall deliver certificates representing all  shares to which shareholders are entitled, which certificates shall be in  such form and  device as the  Board of Directors  may provide.   Each certificate shall bear upon its face the statement that  the  Corporation  is  organized   in California, the name in which  it is issued,  the number and  class of shares, and whether with or  without par value.   The certificates shall  be signed by the chairman or a vice-chairman of the board of directors, if any, or  the  President  or  a   Vice  President, and by the  Treasurer or  an  assistant  Treasurer,  or  the  Secretary  or an Assistant Secretary, which signatures may be in  facsimile,  and the seal of the Corporation shall be affixed thereto.  The certificates  shall contain on  the faces or  backs such recitations  or references as are required by law.

Replacement of Certificates

5.03.  No new  certificates shall be  issued until the  former certificate for  the shares  represented thereby  shall have  been surrendered and canceled, except in  the case of lost or destroyed certificates  for  which  the  Board  of  Directors  may order new certificates   to  be  issued  on   such  terms,  conditions,  and guarantees  as  the  Board  may  see  fit to impose, including the filing of sufficient indemnity.

Transfer of Shares

5.04.  Transfer of shares  of the corporation shall be made in the  manner set forth  in the California  Uniform Commercial Code.  The  corporation  shall  maintain  stock  transfer  books, and any transfer shall be registered thereon only on request and surrender of  the  stock  certificates  representing the transferred shares, duly endorsed.  The transferee in any transfer  of shares shall be deemed  to have full notice  of, and to consent  to, the Bylaws of the Corporation to the  same extent as if he had  signed a written assent thereto.

5.05. Additionally, the board of directors  may appoint one or more transfer agents or transfer clerks as the case may be and one or more registrars as custodians of the transfer books as the case may  be, and  may require  all transfers  to be  made with and all share certificates to bear the signatures of any of them.

5.06.  The  corporation  shall  have  the  absolute  right  to recognize as the owner of any share of stock issued by it, for all proper corporate purposes, including the voting of such shares and the issuance and  payment of dividends on such  shares, the person or persons in whose name the certificate  representing such shares stands  on its  books.  However,  if a  transfer of shares is made exclusively for the purpose of furnishing collateral security, and if such fact is made known to the secretary of the corporation, or to the  corporation's transfer agent or transfer clerk, the record entry of such transfer shall state the limited nature thereof.

ARTICLE SIX

RECORD AND REPORTS

Reports To Stockholders

6.01.   The board of directors shall  send an annual report to the shareholders of the corporation, not late  than 120 days after the  close  of  the  fiscal  year  of the corporation.  The annual report shall include a balance sheet as of the close of the fiscal year of the corporation and  an income statement and statement  of changes in financial position for such fiscal year.

6.02.  The financial statements  shall be prepared from and in accordance with  the books of the  corporation, in conformity with generally accepted accounting  principles applied on  a consistent basis, and shall be  certified by an independent  certified public accountant.

Inspection of Books and Records

6.03.   The corporation shall keep  correct and complete books and records of account ant shall also keep minutes of all meetings of  shareholders and  directors.  Additionally,  a record shall be kept at the principal office of the corporation,  giving the names and  addresses of  all shareholders,  and the  number and class or classes of shares held by each.  Any person who is the holder of a voting  trust certificate  or who  is the  holder of  record of at least  five  per  cent  of  the  outstanding  voting shares of the corporation shall have the right to examine and copy, in person or by agent  or attorney,  at any  reasonable time  or times, for any proper  purpose,  the  books  and  records  of  the account of the corporation, the minutes, and the record of shareholders.

6.04  On   the  written   request  of   any  shareholder,  the corporation shall mail  to such shareholder  within 14 days  after receipt of such request,  a balance sheet as  of the close of  its latest fiscal year and a profit and loss statement for such fiscal year.  I  such request is received by  the corporation before such financial statements are available for its latest fiscal year, the corporation shall  mail such  financial statements  within 14 days after  they become  available, but  in any  event within  120 days after the close of its latest fiscal year.

Closing Stock Transfer Books

6.05.  The  Board of Directors may close the transfer books in their  discretion  for  a  period  not  exceeding  fifty (50) days preceding any meeting, annual or  special, of the shareholders, or the day appointed for the payment of a dividend.

ARTICLE SEVEN

MISCELLANEOUS

Fiscal Year

7.01.   The end of the fiscal year of the corporation shall be September 30.

Loans

7.02.  No  loans  shall  be  made  by  the  corporation to its officers  or  directors,  and  no  loans  shall  be  made  by  the corporation  secured by  its shares.   No loans  shall be  made or
contracted  on  behalf  of  the  corporation  and  no evidences of indebtedness  shall  be  issued  in  its name unless authorized by resolution  of  the  board  of  directors.   Such authority may be general or confined to specific instances.

Checks, Drafts, or Orders

7.03.  All checks,  drafts, or other orders for the payment of money by or to the corporation and all notes and other evidence of indebtedness issued in the name of the corporation shall be signed by such officer or  officers, agent or agents of  the corporation, and in  such manner  as shall  be determined  by resolution of the board of directors.

Bank Deposits

7.04.  All  funds of  the corporation  not otherwise  employed shall be deposited to the credit of the corporation in such banks, trust companies, or other  depositories as the board  of directors may select.

Voting Securities Held By the Corporation

7.05.  Unless otherwise ordered by the board of directors, the president or any vice-president, or the secretary or an  assistant secretary as the case may be of  the corporation shall have the authority to vote, represent, and  exercise on behalf of the corporation  all rights  incidental to any and all shares of any other corporation standing in the name of the corporation, as designated by the board of directors.   Such authority may be exercised by the designated  officers in person or by proxy.

Corporate Seal

7.06.  The board of directors shall adopt an official seal for the corporation,  which shall be  in circle form, and be inscribed with the  name of the corporation, the state of incorporation, and the words "Corporate Seal".

Distribution Disclosure

7.07.    The board of directors shall send an annual disclosure about dividends to the shareholders of the corporation, not later than 120 days after the close of the fiscal year of the corporation.

Investment Advisory Contract

7.08.  The  board of directors shall  evaluate the performance of the investment advisor to the corporation  before entering into or  renewing  an  advisory  contract.   The  criteria used in such evaluation shall be reflected in the minutes of such meeting.

7.09.   The board  of directors  may enter  into an investment advisory contract with an advisor for  a term of no more than  one year.   Each contract  shall provide  that it  is terminable  by a majority of  the board of  directors who are  not affiliated with, officers, directors or employees of the  advisor or any affiliated business entity of such advisor, and by  the advisor.  Termination may be  made by either  party without cause,  with 60 days written notice of such termination.

7.10.   The  board  of  directors  shall  determine that   any successor advisor possesses  sufficient qualifications to  perform the  advisory  function  for  the  corporation, and to justify the compensation provided for in its contract with the corporation.

Transactions With Affiliates.

7.11.  The corporation  shall not engage in  transactions with an director, officer, or  any person affiliated with  such person, except  to  the  extent  that  each  such  transaction  has, after disclosure of  such affiliation, been approved  or ratified by the affirmative  vote  of  a  majority  of  the board of directors not affiliated with the person who is party to the transaction and:

The  transaction is fair and reasonable to the corporation and its shareholders.

The terms of such transaction are at least as favorable as the terms of any  comparable transactions made on arms length basis and known to the board of directors.

The total consideration  is not in excess of the appraised value of the property  being acquired, if an acquisition is involved.

Payments to  the advisor,  its affiliates and the directors for services  rendered in a capacity other  than that  as advisor  or directors may only be made upon a determination that the compensation is not in excess of their compensation paid for  any comparable services and  the compensation is not greater than the charges for comparable services available from others who are competent and not affiliated with any of the parties involved.

Amendment of Bylaws

7.12.   These bylaws  may be  amended at  any time by majority vote of the board of directors , except that any of the  following amendments shall require the approval of the outstanding shares:

Any amendment reducing the percentage of outstanding shares required to constitute a quorum for the transaction of business or required to authorized any shareholder action.

Any amendment reducing the number of directors required  to constitute a quorum for the transaction of business or required to authorize any action on the part of the board of director.

Any amendment increasing or decreasing the number of directors.

Any amendments  changing the requirements of the board in evaluating and  contracting with an advisor.

Any  amendments changing the conditions or requirements for entering into transactions with affiliates.

Stop Transfer Orders

7.13.   The Board of Directors and officers of the Corporation are required to refused to register any transfer of the securities of the Corporation which is not in accordance with any provision of the Securities Act of 1933, as amended, or any of its regulations promulgated thereunder, as amended.  The officers are to include transfer restrictions on all share, warrant or other security certificates when the transfer of any security is to be restricted or limited.  The officers are also to notify the transfer agent of any certificates which are restricted, give the nature of the restriction and the conditions upon which the securities may be transferred.  The Board of Directors may also direct "Stop Transfer" notices to the Transfer Agent for the Corporation.

Signatures and Attestation

Adopted  by  the  sole  incorporator  of  the  corporation  on February 14, 2001.

/s/Ronald S. Tucker
________________________________
Ronald S. Tucker

         CERTIFICATE OF SECRETARY

I, The undersigned, do hereby certify:

That I am the duly elected, qualified, and acting secretary of Tensleep Financial Corporation,  a  Colorado  corporation, and that the foregoing bylaws, consisting of 16 pages, constitute  the original bylaws of said corporation duly adopted at the first meeting of the incorporator duly held  on the 14 day of February, 2001.

   In witness whereof,  I have subscribed my name and affixed the seal of said corporation this 10th day of May, 2004.

/s/Leticia I. Tucker
__________________________________
Leticia I. Tucker, Secretary